SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT, dated as of November 7, 2018 (this "**Agreement**"), is made and given by **GenCanna Global, Inc.** (the "**Grantor**"), to **MariMed, Inc.** (the "**Secured Party**") as set forth in the Subscription Agreement for Convertible Debentures dated November 7, 2018 (the "**Subscription Agreement**").

RECITALS

A. Grantor and the Secured Party have entered into the Subscription Agreement pursuant to which the Secured Party agreed to loan to the Grantor US$30,000,000 (the "**Loan**"), as evidenced by a secured convertible debenture (the "**Secured Debenture**").

B. In order to induce the Secured Party to make the Loan to Grantor and Secured Party to enter into the Subscription Agreement, Grantor has agreed to enter into this Agreement and to grant the Secured Party the security interest in the Collateral described below.

NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party and the Secured Party to enter into the Subscription Agreement and to extend credit accommodations to the Grantor thereunder, the Grantor hereby agrees with the Secured Party as follows:

Section 1. Defined Terms.

(a) Terms used herein which are defined in the Uniform Commercial Code as in effect from time to time in the State of Delaware (the "**UCC**") on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Secured Party and the Grantor may mutually agree.

(b) Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Secured Debentures or the Subscription Agreement, as context dictates.

(c) As used in this Agreement, the following terms shall have the meanings indicated:

"**Collateral**" shall have the meaning given such term in Section 2 hereof.

"**Description Consent Right**" shall have the meaning given such term in hereof.

"**Event of Default**" shall have the meaning given to such term in Section 18 hereof.

"**Excluded Assets**" shall mean, collectively, (i) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of Grantor, if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or

license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained.

"**Financing Statement**" shall have the meaning given to such term in Section 4 hereof.

"**Finished Goods Inventory**" shall mean the oil and other finished products derived from all plant material.

"**Grantor's Plants**" shall mean industrial hemp as defined in the Agricultural Act of 2014, as amended from time to time, grown for Grantor pursuant to contractual arrangements between Grantor and growers.

"**Lien**" shall mean any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.

"**Person**" shall mean any individual, corporation, partnership, limited partnership, limited liability company, private limited company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

"**Secured Party**" shall have the meaning indicated in the opening paragraph hereof.

"**Security Interest**" shall have the meaning given such term in Section 2 hereof.

"**Transaction Documents**" shall mean, as the context requires, the Subscription Agreement, the Secured Debentures, this Agreement and/or any agreements, contracts, mortgages, security interests and other obligations contemplated under the Subscription Agreement.

"**Work-in-Progress**" shall mean all plant material resulting from the harvest of Grantor's Plants that has not been processed into Finished Goods Inventory, whether located in the fields or drying facilities as well as all plant material in extractors or other processing facilitates waiting to be processed into Finished Goods Inventory, but not Finished Goods Inventory.

(d) All other terms used in this Agreement which are not specifically defined herein shall have the meaning assigned to such terms in Article 9 of the UCC.

(e) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular, the plural and "or" has the inclusive meaning represented by the phrase "and/or." The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a

whole and not to any particular provision of this Agreement. References to Sections are references to Sections in this Agreement unless otherwise provided.

Section 2. Grant of Security Interest. As security for the payment and performance of its obligations to the Secured Party under the Transaction Documents, Grantor hereby grants to the Secured Party for the benefit of the Secured Party (i) a senior security interest (the "**Senior Security Interest**") in all of such Grantor's right, title, and interest in and to, whether now or hereafter owned, existing, arising or acquired and wherever located, the Grantor's Work-in-Progress and Finished Goods Inventory equal in value to one hundred percent (100%) or more of the unpaid principal and accrued and unpaid interest on the outstanding Secured Debentures, as determined from time to time by Grantor (the "**Collateral**"). Notwithstanding the foregoing, nothing herein shall constitute, or be deemed to constitute, an assignment, hypothecation or pledge of, or a grant of a security interest in, and "Collateral" shall not include, any Excluded Assets.

Section 3. Grantor Remain Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under any items included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the items included in the Collateral, and (c) the Secured Party shall have no obligation or liability under the items included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Title to Collateral. The Grantor has (or will have at the time it acquires rights in Collateral hereafter acquired or arising) and will maintain so long as the Security Interest may remain outstanding, title to each item of Collateral, free and clear of all liens except the Security Interest. The Grantor will reasonably defend the Collateral against all claims or demands of all Persons (other than the Secured Party) claiming the Collateral or any interest therein. As of the date of execution of this Agreement, no effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction (a "**Financing Statement**") covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Agreement.

Section 5. Disposition of Collateral. The Grantor will not sell, lease, license or otherwise dispose of, or discount or factor with or without recourse, any Collateral, except sales in the ordinary course of business.

Section 6. Certain Warranties and Covenants. Grantor warrants and covenants that Grantor shall not, without written notice to Secured Party, add any new offices or business locations, other than the locations identified on Schedule I, including other locations where Collateral is held (unless such new offices or business locations contain less than Fifty Thousand Dollars ($50,000) in assets or property). The Grantor's exact legal name, chief place of business and chief executive office, jurisdiction of organization, and organizational ID number and the place where such Grantor keeps its material Records concerning the Collateral are located at the addresses specified therefor in Schedule II hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof).

Section 7. Names, Offices, Locations, Jurisdiction of Organization. The Grantor will not locate or relocate any item of Collateral into any jurisdiction in which an additional Financing Statement would be required to be filed to maintain the Secured Party's perfected security interest in such Collateral unless the Secured Party has been given at least thirty (30) days prior written notice thereof and the Grantor has executed and delivered to the Secured Party such Financing Statements and other instruments required or appropriate to continue the perfection of the Security Interest. The Grantor will not change its name, the location of its chief place of business and chief executive office or its organizational structure (including without limitation, its jurisdiction of organization) unless the Secured Party has been given at least thirty (30) days prior written notice thereof and the Grantor has executed and delivered to the Secured Party such Financing Statements and other instruments required or appropriate (if any) to continue the perfection of the Security Interest.

Section 8. [intentionally deleted].

Section 9. Further Assurances; Attorney-in-Fact.

(a) The Grantor agrees that from time to time it will promptly execute and deliver all further reasonable instruments and documents, and take all further action, that may be necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the Grantor execute and deliver such instrument or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion). Without limiting the generality of the foregoing, the Grantor will, promptly and from time to time at the reasonable request of the Secured Party: (i) execute and file such Financing Statements or continuation statements in respect thereof, or amendments thereto, and such other instruments or notices, as may be necessary or that the Secured Party may reasonably request, to perfect and preserve the Security Interest granted or purported to be granted hereby and (ii) obtain from any bailee holding any item of Collateral an acknowledgement, in form reasonably satisfactory to the Secured Party (in its sole discretion) that such bailee holds such collateral for the benefit of the Secured Party.

(b) The Grantor hereby authorizes the Secured Party to file one or more Financing Statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral where permitted by law that is reasonably necessary to perfect and preserve the Security Interest granted or purported to be granted hereby, provided, however, that Grantor, in each and all such instances, shall have the opportunity to review the description of Collateral thereon and shall consent in writing to such description prior to any such filings, notwithstanding anything else contained herein to the contrary (the "**Description Consent Right**"), such consent not to be unreasonably withheld and Secured Party shall promptly provide Grantor with a filing receipt and a copy of such filing promptly following its filing.

(c) Subject to Sections 19 and 21 and the other provisions of this Agreement, in

furtherance, and not in limitation, of the other rights, powers and remedies granted to the Secured Party in this Agreement, the Grantor hereby appoints (with such appointment to become effective only upon the occurrence of an Event of Default and only so long as such Event of Default is continuing) the Secured Party the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Secured Party's good faith discretion, to take any action (including the right to collect on any Collateral) and to execute any instrument that the Secured Party may reasonably believe is necessary or advisable to enforce its rights under this Agreement, in a manner consistent with the terms hereof, subject, however, in all cases, to Grantor's Description Consent Right.

Section 10. Taxes and Claims. The Grantor will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to the Collateral, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (c) such taxes, charges or claims are adequately reserved against on the Grantor's books in accordance with generally accepted accounting principles.

Section 11. Books and Records. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral consistent with its historical method of recordkeeping.

Section 12. [Intentionally Deleted]

Section 13. Notice of Loss. The Grantor will promptly notify the Secured Party of any material loss of or material damage to any material item of Collateral or of any substantial adverse change, known to the Grantor, in any material item of Collateral.

Section 14. Action by the Secured Party. If the Grantor at any time fails to perform or observe any of the foregoing agreements, the Secured Party shall provide notice to the Grantor and Grantor shall have twenty (20) days to cure such failure to preform or observe (the "**Cure Period**"). If, following notice by the Secured Party, the Grantor fails to perform its obligations before the end of the Cure Period, the Secured Party shall have (and the Grantor hereby grants to the Secured Party) the right, power and authority (but not the duty) to perform or observe such agreement on behalf and in the name, place and stead of the Grantor (or, at the Secured Party's option, in the Secured Party's name) and to take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of liens, the procurement and maintenance of insurance, the execution of assignments, security agreements and Financing Statements, and the indorsement of instruments); and the Grantor shall thereupon pay to the Secured Party on demand the amount of all reasonable costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Secured Party in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Secured Party, together with interest thereon from the date expended or incurred at the highest lawful rate then applicable to any of the

Obligations, and all such monies expended, costs and expenses and interest thereon shall be part of the Obligations secured by the Security Interest.

Section 15. [Intentionally Deleted].

Section 16. Insurance Claims. In the event that the proceeds of any insurance claim in respect of any Collateral are paid to Grantor before or after the Secured Party has exercised its right to foreclose on all or any part of the Collateral upon the occurrence of an Event of Default, such proceeds shall be held in trust for the benefit of the Secured Party and, provided that the Secured Party has exercised its right to foreclose on all or part of the Collateral, immediately after receipt thereof so much of such proceeds shall be paid to the Secured Party for application in accordance with and satisfy the terms of the Secured Debentures.

Section 17. The Secured Party's Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Secured Party accords its own property of like kind.

Section 18. Default. Each of the following occurrences shall constitute an Event of Default under this Agreement: (a) the occurrence of an event of default under the Transaction Documents after Grantor receives written notice thereof and the expiration of the Cure Period, (b) any default in the performance of any obligation of the Grantor hereunder or under any instrument or agreement executed and delivered to secure payment of Grantor's indebtedness to Secured Party under any of the Secured Debentures after Grantor receives written notice thereof and the expiration of the Cure Period and (c) Grantor shall be unable, or admit in writing its inability, to pay its debts, or shall not pay its debts generally as they come due, or shall make any assignment for the benefit of creditors.

Section 19. Remedies on Default. Upon the occurrence of an Event of Default and such Event of Default shall be continuing:

(a) The Secured Party may exercise and enforce any and all rights and remedies available upon default to a secured party under Article 9 of the UCC in respect of the Collateral.

(b) Any disposition of Collateral may be in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash in accordance with Article 9 of the UCC. The Secured Party shall not be obligated to dispose of Collateral regardless of notice of sale having been given, and the Secured Party may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such disposition may, without further notice, be made at the time and place to which it was so adjourned.

(c) If notice to the Grantor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in the manner specified for the giving of notice in Section

25 hereof at least ten calendar days prior to the date of intended disposition or other action, and the Secured Party may exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral and against the Grantor. The Secured Party (i) may dispose of the Collateral in its then present condition or following such preparation and processing as the Secured Party deems commercially reasonable, (ii) shall have no duty to prepare or process the Collateral prior to sale, (iii) may disclaim warranties of title, possession, quiet enjoyment and the like, and (iv) may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and none of the foregoing actions shall be deemed to adversely affect the commercial reasonableness of the disposition of the Collateral.

(d) In connection with any sale or disposition under this Section 18, Secured Party may not and has no right to use any of Grantor's equipment, property, labels, trademarks, copyrights, patents and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral.

Section 20. [intentionally deleted].

Section 21. Application of Proceeds. All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, or then or at any time thereafter be applied in whole or in part by the Secured Party against, all or any part of the Obligations (including, without limitation, any expenses of the Secured Party payable pursuant to Section 23 hereof).

Section 22. [intentionally deleted].

Section 23. Costs and Expenses; Indemnity.

(a) If (i) this Agreement is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or Secured Party otherwise takes action to collect amounts due under this Agreement or to enforce the provisions of this Agreement or (ii) there occurs any bankruptcy, reorganization, receivership of Grantor or other proceedings affecting Grantor creditors' rights and involving a claim under this Agreement, then Grantor shall pay the reasonable costs incurred by Secured Party for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys' fees and disbursements.

(b) The Grantor shall indemnify and hold the Secured Party harmless from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement and the Security Interest hereby created (including enforcement of this Agreement) or the Secured Party's actions pursuant hereto, except claims, losses or liabilities resulting from the Secured Party's fraud, gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Any liability of the Grantor pursuant to the preceding sentence shall be part of

the Obligations secured by the Security Interest.

(c) The obligations of the Grantor under this Section 23 shall survive any termination of this Agreement.

Section 24. Waivers; Remedies; Marshalling. This Agreement can be waived, modified, amended, terminated, discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Party. All rights and remedies of the Secured Party shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Secured Party's option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Grantor hereby waives all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Secured Party of its remedies hereunder, absent this waiver.

Section 25. Notices. Any notice or other communication to any party in connection with this Agreement shall be given in the manner required by the Subscription Agreement.

Section 26. Continuing Security Interest; Assignments under Transaction Documents. This Agreement shall (a) create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), the Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Transaction Documents to any other Persons to the extent and in the manner provided in the Transaction Documents and may similarly transfer all or any portion of its rights under this Agreement to such Persons.

Section 27. Termination of Security Interest. Upon payment in full of the Obligations, the Security Interest granted hereby shall terminate. Upon any such termination, the Secured Party will return to the Grantor such of the Collateral (including proceeds therefrom) then in the possession of the Secured Party as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination. Any reversion or return of Collateral (including proceeds therefrom) upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Grantor and shall be without warranty by, or recourse on, the Secured Party.

Section 28. Governing Law and Construction. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, with the sole exception of U.S. federal laws related to hemp or arising therefrom, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

Section 29. Consent to Jurisdiction. THIS AGREEMENT IS TO BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. AT THE OPTION OF THE SECURED PARTY, THIS AGREEMENT MAY BE ENFORCED BY THE DELAWARE COURT OF CHANCERY; AND GRANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT THE VENUE IN SUCH FORUMS IS NOT CONVENIENT. IF GRANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR, IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 30. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTIONS, SUITS, DEMAND LETTERS, JUDICIAL, ADMINISTRATIVE OR REGULATORY PROCEEDINGS, OR HEARINGS, NOTICES OF VIOLATION OR INVESTIGATIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (B) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY.

Section 31. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery by facsimile or other electronic transmission by any of the parties hereto of an executed counterpart of this Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

Section 32. General. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation of the Obligations. The Grantor waives notice of the acceptance of this Agreement by each Secured Party.

Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed and delivered by its respective officer thereunto duly authorized as of the date first above written.

MARIMED, INC.

By ______________________

Name Jon R. Levine

Title CFO

GENCANNA GLOBAL, INC.

By ______________________

Name ______________________

Title ______________________

IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed and delivered by its respective officer thereunto duly authorized as of the date first above written.

MARIMED, INC.

By ______________________________

Name ____________________________

Title _____________________________

GENCANNA GLOBAL, INC.

By ______________________________

Name Steve Bevan

Title President

SCHEDULE I

LOCATION OF COLLATERAL

4274 Colby Road, Winchester, Kentucky, 40391

SCHEDULE II

LEGAL NAMES, CHIEF EXECUTIVE OFFICE, ORGANIZATIONAL ID NUMBER, JURISDICTION, MATERIAL RECORDS CONCERNING THE COLLATERAL

Legal Name	Chief Executive Office Location	Organizational ID Number	Jurisdiction of Organization	Material Records Concerning Collateral
GenCanna Global USA, Inc.	321 Venable Road Suite 2, Winchester, Kentucky 40391	051572-3	Delaware; Kentucky	321 Venable Road Suite 2, Winchester, Kentucky 40391; 4274 Colby Road, Winchester, Kentucky 40391